                                                                  (Exhibit 10.3)



                                    AGREEMENT

      This Agreement dated the 31st day of March, 1997, is by and between Jazz Photo Corp., a New Jersey corporation, with offices at 1459 Pinewood Street, Rahway, New Jersey 07065 and its principal shareholder, Mona Benum, collectively referred to as "Jazz" and Imation Corp. ("Imation"), a Delaware corporation, with offices at 1 Imation Place, Oakdale, Minnesota 55128.

      Whereas, Jazz desires to hire Roger Lorenzini, a retired employee of Imation, who is bound by an Employee Agreement which restricts his employment with a Conflicting Organization as defined by the Employee Agreement ("Employee Agreement") for two (2) years from his date of retirement. The Employee Agreement is attached as Exhibit A.

      Whereas, Jazz is a Conflicting Organization under the definition of the Employee Agreement.

      Whereas, Imation agrees to release Roger Lorenzini from his obligation of Paragraph 5(F) of the Employee Agreement and agrees to waive any potential claims against Jazz for their employment of Roger Lorenzini (including specifically tortuous interference with contractual obligations) provided Jazz agrees to certain obligations as set forth herein.

      Therefore, the parties agree as follows:

1. Jazz agrees to restrict Roger Lorenzini's activities for two (2) years from his date of retirement from Imation so that he will not call on or otherwise contact for the purpose of soliciting sales of Single Use Cameras certain Imation accounts as set forth in attached Exhibit B.

2. In consideration for Roger Lorenzini's release from his obligations of Paragraph 5(F) of the Employee Agreement and Imation's waiver of any potential claims against Jazz for the hiring of Roger Lorenzini:

      A. Jazz agrees to purchase a minimum of five million (5,000,000) rolls of color print film between April 1, 1997 and March 31, 1998 and an additional five million (5,000,000) rolls of color print film between April 1, 1998 and March 31, 1999 at mutually agreed upon pricing, terms and conditions.

      B. Jazz agrees to refrain from purchasing competitive rolls of private label color print film or film for Single Use Cameras, without first giving Imation the right to bid on such business, for the two-year period from April 1, 1997 through March 31, 1999, except in the case when the customer specifies a competitive film.

      C. Jazz will use its best efforts to sell only Imation made film in Jazz's single use cameras to the accounts listed in Exhibit B for the period from April 1, 1997 through March 31, 1999.

      D. Jazz will refrain from making any negative statements regarding Imation, its products or employees.

      E. Jazz will maintain this agreement as confidential and will not disclose it or its contents to anyone except Roger Lorenzini, necessary employees and agents of Jazz and as required by applicable law including the SEC rules and regulations.

3. Jazz agrees for a two (2) year period, through March 31, 1999, to refrain from soliciting or recruiting or offering employment to any Imation employee.

4. In the event of a breach of this Agreement, the parties agree that Imation may obtain injunctive relief as well as remedies at law to enforce the provisions of this Agreement.

5. This Agreement is binding upon Jazz notwithstanding the event that Roger Lorenzini at any time terminates his employment with Jazz.

6. This Agreement contains the entire understanding between the parties and supersedes all prior agreements and understandings between Jazz and Imation relating to this subject matter.

      In witness whereof the parties in their individual and corporate capacities hereto set their hand on the date first written above.

JAZZ PHOTO CORP.                       IMATION CORP.



By: /s/ Jack Benum                     By:
    ----------------------------           ---------------------------------
      Jack Benum                             Clifford T. Pinder
      President                              Vice President, Operations
                                             Medical Imaging and Photo Products



By: /s/ Mona Benum
    ----------------------------
      Mona Benum
      Principal Shareholder of
      Jazz Photo Corp.


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